Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Cheer Holding, Inc. (the “Company”) of our report dated March 14, 2024, relating to the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2023, which report appears in the annual report on Form 20-F of the Company for the year ended December 31, 2025.

Very truly yours,

/s/ Assentsure PAC

Assentsure PAC
Singapore
July 20, 2026